Exhibit T3A.70

CERTIFICATE OF PARTNERSHIP

TRANSACTING BUSINESS UNDER FICTITIOUS NAME

BROOKFIELD SQUARE JOINT VENTURE

The undersigned do hereby certify that Exhibit A attached hereto and made a part hereof sets forth the names in full and the residences or business addresses of all of the partners of the Ohio general partnership transacting business under the firm name and style

BROOKFIELD SQUARE JOINT VENTURE

which has its principal office or place of business at:

25425 Center Ridge Road

Westlake, Ohio 44145-4122

This instrument may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute a single instrument.

Signed and acknowledged by all of the partners as of this lst day of January, 1998.

JG BROOKFIELD LLC, an Ohio limited liability company

By:	/s/ RE Jacobs

Its:	Manager

MEAD PROPERTIES, INC., an Ohio corporation

By:	/s/ Lewis W. Mead
Its:	President

STATE OF OHIO	)
) SS:
COUNTY OF CUYAHOGA	)

The foregoing instrument was acknowledged before me this 6th day of February, 1998 by RE Jacobs, the Manager of JG Brookfield LLC, an Ohio limited liability company, on behalf of the company.

/s/ Linda K. Moran
Notary Public
LINDA K. MORAN
Notary Public - State of Ohio
Recorded in Cuyahoga County My Commission Expires March 10, 2001

STATE OF OHIO	)
) SS:
COUNTY OF CUYAHOGA	)

The foregoing instrument was acknowledged before me this 24th day of February, 1998 by Lewis W. Mead, the Manager of Mead Properties, Inc. an Ohio corporation, on behalf of the corporation.

/s/ Linda K. Moran
Notary Public
LINDA K. MORAN
Notary Public - State of Ohio
Recorded in Cuyahoga County My Commission Expires March 10, 2001

EXHIBIT A

BROOKFIELD SQUARE JOINT VENTURE

SCHEDULE OF GENERAL PARTNERS

JG Brookfield LLC, an Ohio limited liability company	25425 Center Ridge Road Westlake, OH 44145

Mead Properties, Inc., an Ohio corporation	3252 Fairhill Drive Rocky River, OH 44116